EXHIBIT 10.4

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is made as of November 1, 2016, by and between IMAC Regeneration Center of Nashville, P.C., a professional corporation organized and existing under the laws of Tennessee (“PC”) and IMAC Regeneration Management of Nashville, LLC (“IMAC”), a Tennessee corporation.

RECITALS

A.       PC is engaged in the practice of medicine through physicians and nurse practitioners, each of whom are duly licensed to practice medicine by the State of Tennessee are employed or contracted with PC to provide services to patients of PC, and conducts such practice at facilities and offices located in the State of Tennessee.

B.       IMAC seeks to provide comprehensive management and related administrative services to PC and has developed extensive expertise and experience in the management of the non-professional aspects of the medical practice of the type operated by PC.

C.       PC, in order to enable its physicians to focus their efforts and time on the practice of medicine and the delivery of medical services to the public, has requested, and IMAC has agreed to provide, comprehensive management and related administrative services.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1.       Definitions.

(a)       “Acts” means the Tennessee Business Corporation Act, the Tennessee Professional Corporation Act, the Tennessee Medical Practice Act, the regulations of the Tennessee Board of Medical Examiners and the regulations of the Tennessee Board of Nursing.

(b)       “Cost of Medical Services” means the aggregate compensation of physicians who are employed by or who are independent contractors with PC and other personnel who must be employed by the PC under applicable law including nurse practitioners and nurses (“Support Personnel”) together with the cost of expenses, taxes, and benefits of such physicians and Support Personnel including, but not limited to, vacation pay, sick pay, health care expenses, professional dues, expense reimbursement, discretionary bonuses or incentive payments, if any, based on profitability or productivity and other expenses and payments required to be made to or for the benefit of the physicians or the Support Personnel pursuant to their employment agreements or independent contractor agreements plus PC portion of all employment and payroll taxes; other expenses incurred by PC in carrying out its obligations under this Agreement; all other taxes of PC except income of PC; and the costs of malpractice insurance, in each case on an accrual basis.

(c)       “Medical Board” means the Tennessee Board of Medical Examiners or Tennessee Board of Nursing.

(d)       “Medical Services” means all services which constitute the practice of medicine as defined under the Act, including ancillary health care services, rendered by practitioners licensed to practice medicine in Tennessee who are employed by or under contract with PC, including any non-physician personnel acting under the supervision or delegation of a physician.

(e)       “Non-Medical Personnel” means all personnel including, but not limited to, accountants, bookkeepers, and receptionists who perform services which do not constitute the practice of medicine or practice of nursing.

(f)       “Revenues” means all amounts on an accrual basis which PC receives or becomes entitled to receive for any services or sales of products or otherwise, including, without limitation, for the performance of Medical Services (including payments from managed care and similar organizations whether in the form of capitated payments, incentive bonuses, risk pool allocations or other revenues) for its patients by physicians or Support Personnel who are employees or independent contractors of PC, for the sale of products, including pharmaceuticals, and for other forms of ancillary services rendered to patients of the PC by physicians and Support Personnel all as determined in accordance with generally accepted accounting principles consistently applied.

(g)       “IMAC Costs” means all costs incurred by IMAC including indirect overhead and other expenses attributable to the carrying out of its obligations under this Agreement, in each case on an accrual basis.

(h)       “Support Personnel” shall have the meaning specified in the definition of Cost of Medical Services.

2.       Engagement to Provide Services. It is the intention of the parties that IMAC provide management services that will permit PC’s physicians to devote their skills and expertise to the delivery of health care services. Therefore, during the term of this Agreement and all renewals and extensions thereof, PC engages IMAC to provide sole and exclusive development, management and administrative services with respect to all non-medical functions of the practice, and IMAC agrees to furnish to PC all of the non-medical development, management, and administrative services needed by PC in connection with the operation of the practice. Pursuant to its engagement hereunder, IMAC shall manage all aspects of PC’s business other than those aspects which relate to the provision of Medical Services, as contemplated by Section 4.

3.       Services. The non-medical development, management and administrative services to be provided by IMAC shall include the following:

(a)       Bookkeeping and Accounts. IMAC shall provide all bookkeeping and accounting services necessary or appropriate to the functioning of the practice including, but not limited to, maintenance, custody and supervision of all business records, ledgers, journals and reports, and the preparation, distribution and recordation of all bills and statements for professional services rendered by PC including the billing and completion of reports and forms required by insurance companies, health maintenance organizations, governmental agencies or other third-party payors (collectively, the “Business Records”); provided, however, that such Business Records shall not be deemed to include patient records and other records or documents which relate to patient treatment by physicians.

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(b)       Billing; Collections. IMAC shall be responsible, in PC’s name and for and on its behalf as its agent, for billing and collecting the charges made with respect to all Medical Services provided by PC at any location. PC hereby appoints IMAC for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill payors and patients in PC’s name and on its behalf; (ii) to collect accounts receivable resulting from such billing in PC’s name and on its behalf; (iii) to receive payments from payors in PC’s name and on its behalf for deposit in a bank account of PC; and (iv) to take possession of, in the name of PC and deposit in a bank account of PC any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable. The extent to which IMAC attempts to collect such charges, the methods of collection and the amount of settlements with respect to disputed charges, and the determination of which charges are not collectible, shall be determined by PC in consultation with IMAC; provided that IMAC will comply with all applicable law, including without limitation, the Federal Fair Debt Collection Practice Act. The performance of all billing and collection functions by IMAC shall comply with state and federal statutes, regulations and directives applicable to such functions.

(c)       Non-Medical Personnel. IMAC shall, in its sole discretion but following consultation with PC, select for employment and terminate the employment of all Non-Medical Personnel as IMAC shall deem necessary or advisable, and shall be responsible for the supervision, direction, training and assigning of duties of all Non-Medical Personnel, with the exception of activities carried on by Non-Medical Personnel which must be under the direction or supervision of licensed physicians in accordance with applicable law and regulations. Unless otherwise specifically agreed in writing, all Non-Medical Personnel shall be employees or independent contractors employed or engaged by IMAC, and the selection and terms of employment or engagement, including the rates of compensation, supervision, direction, training and assignment of duties of all Non-Medical Personnel shall be determined and controlled exclusively by IMAC. Notwithstanding the foregoing, IMAC shall consult with PC from time to time as appropriate in connection with the hiring, performance evaluation and termination of the Non-Medical Personnel. IMAC will make reasonable efforts, consistent with sound business practice, to honor the specific requests of PC with regard to the assignment of Non-Medical Personnel by IMAC.

(d)       Medical Personnel. IMAC shall assist PC with the recruitment and evaluation of prospective physicians and Support Personnel as employees or independent contractors of PC, provided that all physicians and support personnel shall be employees of or independent contractors to PC. PC shall have complete control of and responsibility for the hiring, firing, selection, supervision, evaluation, compensation, terms, conditions and privileges of employment and retention of all medical and Support Personnel. PC shall be responsible for the payment of such physicians’ salaries and wages, payroll taxes, benefits and all other taxes and charges now or hereafter applicable to them. PC shall be solely responsible for the cost of membership in professional associations and continuing professional education for its physicians.

(e)       Marketing and Advertising Programs. IMAC shall: (i) develop, with the consultation and approval of PC, marketing and advertising programs for PC; (ii) provide advice and assistance to PC on overall marketing programs, and determine and analyze the effect of such programs; (iii) plan, create, write, and prepare advertising materials for PC, subject to PC’s approval; (iv) negotiate contracts on behalf of PC with advertising media for space and time; and (v) obtain services necessary in connection with the production and presentation of PC’s advertisements.

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(f)       Insurance. IMAC shall, following consultation with PC, make reasonable efforts to obtain and maintain in full force and effect during the term of this Agreement, and all extensions and renewals thereof, public liability and property insurance which IMAC deems appropriate to protect against loss, claims, and other risks, or which is necessary to comply with the terms of lease agreements for the practice’s location, and IMAC shall assist PC and the physicians in obtaining professional liability insurance.

(g)       Supplies. IMAC shall acquire and supply to PC all medical and non-medical supplies which may be reasonably required in connection with the operation of the practice.

(h)       Health Plans. IMAC shall provide assistance to PC in developing, negotiating, marketing, and administering prepaid managed and other health plans for the provision of medical care and shall obtain licensure as a third party administrator, and any other appropriate licenses, registrations or certificates, if and to the extent required by applicable law.

(i)       Bank Accounts, Cash Management. IMAC is authorized to establish and maintain for and on behalf of PC bank accounts for the collection and disbursement of PC’s funds. IMAC is authorized to disburse funds from such accounts for the payment of costs incurred by or on behalf of PC in accordance with this Agreement, for IMAC’s compensation, and for all other costs, expenses, and disbursements which are incurred in connection with this Agreement. IMAC shall manage all cash and cash equivalents of PC.

(j)       Tax Returns, Reports. IMAC shall be responsible for preparing and filing on behalf of PC all tax returns and reports required or necessary in connection with the operation of the practice.

(k)       Overall Supervision. IMAC shall provide PC with overall supervision and management, including maintenance and repair, of the practice and all furniture, fixtures, furnishings, equipment, and leasehold improvements located in or used at the practice operated by PC.

(l)       Space, Equipment and Furnishings. IMAC shall provide and maintain, either directly or through appropriate lease agreements, all necessary equipment and furnishings for the practice (unless otherwise agreed by the parties). INSPRIS shall provide and maintain, either directly or through appropriate lease agreements, the premises on which the PC’s offices are or will be located, including all necessary office space, buildings, fixtures and other real property and improvements (unless otherwise agreed by the parties).

(m)       Financial Statements and Budgets. IMAC shall prepare monthly and annual financial statements containing a balance sheet and statement of income for PC. Annual financial statements shall be delivered to PC within 90 days after the end of each fiscal year and monthly financial statements shall be delivered to PC within 30 days after the end of each calendar month. IMAC shall prepare, in reasonable detail, an annual budget for PC which shall be delivered to PC within 30 days prior to the end of each fiscal year, with IMAC retaining final authority with respect to budgeting.

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(n)       Litigation Management. IMAC will (i) manage and direct the defense of all claims, actions, proceedings or investigations against PC or any of its officers, directors or employees in their capacity as such, and (ii) manage and direct the initiation and prosecution of all claims, actions, proceedings or investigations brought by PC against any person other than IMAC.

(o)       Business Operations. IMAC shall generally control and manage all non-professional aspects of the business of the practice other than those aspects relating to the provision of Medical Services or the physicians which under applicable law are required to be subject to the control of PC, as contemplated by Section 4. IMAC agrees that PC will perform medical and clinical functions and provide Medical Services. IMAC will have no authority, directly or indirectly, to perform and will not perform any medical functions or provide health care services. IMAC may, however, advise PC as to the relationship between its performance of Medical Services and the overall administrative and business functioning of PC.

4.       Conduct of Medical Practice and Other Matters.

(a)       Practice of Medicine. PC, through physicians licensed to practice in Tennessee who are either employed by PC or independent contractors of PC, shall direct and control the treatment of patients at the practice where medical services are performed. Notwithstanding the authority granted to IMAC herein, IMAC and PC agree that each of PC’s physicians shall retain the authority to direct the medical, professional and ethical aspects of his or her medical practice. PC shall be solely and exclusively in control of all clinical aspects of the practice of medicine, as defined under the Act, and the delivery of Medical Services at the practice, including the exercise of independent professional judgment regarding the diagnosis or treatment of any medical disease, disorder or physical condition (which IMAC shall not control, attempt to control, influence, attempt to influence or otherwise interfere with), and PC shall be responsible for providing all Medical Services and for the payment of all Costs of Medical Services. All persons to whom such Medical Services are provided shall be patients of PC and not of IMAC, and IMAC shall not have or exercise any control or direction over the manner or methods with which Medical Services and related duties are performed or interfere in any way with the exercise by the physicians who are employees or independent contractors of PC of their professional judgment. IMAC shall not practice Medicine or engage therein, or hold itself out as being entitled to practice Medicine. PC shall be solely responsible for assuring that all physicians who are employed or who are independent contractors of PC hold all necessary licenses from the State of Tennessee and that such licenses are current and in good standing, and that such professional services are performed in accordance with the applicable ethical standards, laws and regulations relating to professional practice in the State of Tennessee. PC shall take all actions necessary to maintain its status as a professional services corporation including provision for succession of ownership of shares of the PC as required by applicable State law.

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(b)       Fees for Professional Services. PC shall be solely responsible for determining all fees for professional services rendered by physicians.

(c)       Patient Referrals. It is not a purpose of this Agreement to induce or encourage the referral of patients. The parties agree that the benefits to PC and IMAC do not require, are not payment or inducement for, and are not in any way contingent upon the admission, referral or any other arrangement for the provisions of any item or service offered by IMAC to any of PC’s patients or for the referral of any patient. All services by IMAC hereunder are provided in exchange for fair and reasonable fees, and all compensation provided by PC to any employed physicians is provided without reference to any referrals or specific utilization of services.

(d)       Non-competition/Non-solicitation.

(i)       PC hereby irrevocably appoints IMAC as its agent and attorney in fact during the term of this Agreement with full power and authority to enforce the terms of any employment or independent contractor agreements to which it is a party and any noncompetition, confidentiality and similar covenants or restrictions (“Non-competition Agreements”) of which PC is the beneficiary.

(ii)       During the term of this Agreement and for a period of three (3) years after the termination of this Agreement, PC shall not, directly or indirectly, for its own benefit or the benefit of others, induce, nor attempt to induce, any employee of IMAC (or any of its affiliates) to terminate his or her association with any such party.

(iii)       PC understands and acknowledges that the foregoing provisions in this Section are designed to preserve the goodwill of IMAC and the goodwill of the individual physicians of PC. Accordingly, if PC breaches any obligation of this Section 4(d), in addition to any other remedies available under this Agreement, at law or in equity, IMAC shall be entitled to enforce this Agreement by injunctive relief and by specific performance of the Agreement, such relief to be without the necessity of posting a bond, cash or otherwise (unless required by applicable law). Additionally, nothing in this paragraph shall limit IMAC’s right to recover any other damages to which it is entitled as a result of PC’s breach. If any one or more of the provisions of this Section 4(d) or any word, phrase, clause, sentence or other portion of this Section 4(d) (including, without limitation, the geographical, temporal or scope of activity restrictions contained in this Section 4(d)) shall be held to be unenforceable or invalid for any reason, such provision or portion of provision shall be modified or deleted in such a manner so as to make this Section 4(d), as modified, legal and enforceable to the fullest extent permitted under applicable law. The provisions of this Section 4(d) shall survive the termination of this Agreement.

(e)       Attorney-in-Fact. PC hereby appoints IMAC for the term of this Agreement to be its true and lawful attorney-in-fact for all purposes relating to or arising in connection with the provision by IMAC of the management and related administrative services as provided in this Agreement, including without limitation the provisions of Section 3(b) and Section 4(d)(i). This power of attorney and the power of attorney granted under Section 4(e) are coupled with an interest and shall be irrevocable and remain in effect for the term of this Agreement.

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5.       Compensation of IMAC.

(a)       Security Interest. PC hereby grants a security interest in all accounts receivable, contract rights, Revenues and general intangibles of PC to IMAC to secure all indebtedness and obligations of PC to IMAC arising under or in connection with this Agreement. At the request of IMAC, PC shall execute all documents and instruments necessary to evidence and perfect the foregoing security interest.

(b)       Compensation of IMAC. As consideration for the services provided by IMAC under this Agreement, IMAC shall receive a service fee (the “Service Fee”) in an amount equal to: (i) IMAC Costs, plus (ii) ___ percent (__%) of IMAC Costs.

(c)       Adjustment. The Service Fee shall be payable monthly in arrears based upon IMAC Costs in the prior month. Adjustments to the estimated payments shall be made to reconcile actual amounts due under Section 5(b) by the end of the following month. The Service Fee shall be reviewed annually and at such other times as may be deemed appropriate and adjusted in such manner as the parties may agree; in the absence of such agreement, the Service Fee then in effect shall continue in effect.

(d) Bonus. PC in its sole discretion, may elect to award a year end bonus (“Bonus”) to IMAC, in an amount, if any, equal to the amount as determined by PC’s Board of Directors. The Bonus, if any, shall be paid by PC to IMAC within sixty (60) days following the end of each calendar year.

6.       Indemnification. PC shall indemnify, hold harmless and defend IMAC, its officers, directors, shareholders, employees, agents and subcontractors from and against any and all liability, loss, damage, claim, causes of action and expenses (including reasonable attorneys’ fees) (collectively, “Claims”), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of Medical Services or the performance of any intentional acts, negligent acts or omissions by PC and/or its officers, directors, shareholders, agents, employees, independent contractors and/or subcontractors (other than IMAC and its employees) during the term of this Agreement. IMAC shall indemnify, hold harmless and defend PC, its officers, directors, shareholders and employees, from and against any and all Claims, whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly by or as a result of the performance of any intentional acts, negligent acts or omissions by IMAC and/or its officers, directors, shareholders, agents, employees and/or subcontractors (other than PC and its employees) in connection with the performance of IMAC’s obligations under this Agreement.

7.       General Obligations of PC and IMAC. PC and IMAC each agrees to cooperate fully with the other in connection with the carrying out of their respective obligations under this Agreement and to employ their best efforts to resolve any dispute which may arise under or in connection with the carrying out of this Agreement.

8.       Term. Subject to Section 9, the term of this Agreement shall be for a period of thirty (30) years from November 1, 2016, and unless either party shall give written notice to the contrary at least 180 days prior to the 30th anniversary of this Agreement or any anniversary thereafter, the term shall be extended for an additional year on the 30th anniversary and on each anniversary thereafter so that on the thirtieth (30th) anniversary and at each anniversary of this Agreement thereafter the remaining term shall always be, unless such written notice is given, ten (10) years.

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9.       Termination. This Agreement may be terminated as follows:

(a)       By mutual agreement of the parties.

(b)       If either party fails to perform any of its obligations under this Agreement and, after written notice from the other party demanding that such failure be cured, the party on whom such notice is served shall fail to cure such breach within 30 days after such notice or, if such breach will reasonably require more than 30 days to cure, such party is not diligently pursuing efforts to cure such breach; provided, however, that if the party on whom such demand is made elects to submit such dispute to arbitration, no action to terminate this Agreement can be taken until such arbitration has been finally adjudicated and then only if the party guilty of such failure shall fail to comply with the arbitration award within 60 days after its issuance.

(c)       If any bankruptcy, insolvency or receivership proceedings are instituted by or against the PC or IMAC and not dismissed within sixty (60) days after the commencement of such proceedings or if the PC party shall voluntarily dissolve.

(d)       By IMAC for any reason with or without cause, after delivering ninety (90) days prior written notice to PC.

10.       Relationship of Parties. This Agreement is not intended to and shall not construed as creating the relationship of employer and employee, partnership, joint venture or association between IMAC and PC Since the physicians and Support Personnel who perform services for the PC are not employees or independent contractors of IMAC, IMAC shall not withhold on their behalf any amounts for income tax, social security, unemployment compensation, workers compensation or other similar withholding provisions and all such withholding shall be the obligation of PC. Notwithstanding any provision to the contrary contained herein, this Agreement is not intended to: (a) constitute the use of a medical license or other professional license by anyone other than a person licensed to provide such services; (b) aid IMAC or any other entity to practice medicine or other health services when in fact such entity is not licensed to practice such services; or (c) do any other act or create any other arrangement in violation of the State of Tennessee’s Public Health Code, Public Act 368 of 1978, as amended, or any other applicable act, regulation or rule governing the delivery of medical or health care services.

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11.       Confidential Information. Each of PC and IMAC acknowledges that it will have access to information of a proprietary nature owned by the other including (i) information on the systems, policies and procedures developed by IMAC in connection with the provision of management services for practices and (ii) patient information. PC acknowledges that IMAC has a proprietary interest in such information, that such information constitutes trade secrets and that PC does not, by reason of this Agreement, acquire any continuing right or interest in such proprietary information or trade secrets. PC will hold such proprietary information and trade secrets in confidence and will not disclose them, either during the term of this Agreement or thereafter, to any person or entity other than employees or independent contractors of PC or IMAC without the prior written consent of IMAC or as may be required by law. IMAC will comply with all applicable federal, state and local laws and regulations regarding the confidentiality and security of health-related information, including, but not limited to, regulations issued pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as may be amended from time to time. IMAC shall comply with the terms of the Business Associate Addendum, attached hereto as Schedule 11 and incorporated by reference. IMAC will use the information in such records only for the limited purposes necessary to perform the services of IMAC set forth herein (including billing and collections) and shall not use patient names, addresses or any other patient information for marketing or any other purpose except as expressly permitted by this Agreement without the prior written consent of PC. Each of PC and IMAC acknowledges that it does not have an adequate remedy at law for a breach of this Section 11, will suffer irreparable harm in the event of such breach and that, therefore, the other party shall be entitled to injunctive and other equitable relief for the enforcement of this Section 11. The provisions of this Section 11 shall survive termination of this Agreement.

12.       Miscellaneous.

(a)       Assignment. This Agreement shall not be assignable by either party hereto without the express prior written consent of the other; provided, however, that this Agreement shall be assignable by IMAC to any of its affiliates, subsidiaries or successors without the consent of PC.

(b)       Waiver. Waiver of any agreement or obligation set forth in this Agreement by either party shall not prevent that party from later insisting upon full performance of such agreement or obligation and no course of dealing, partial exercise or any delay or failure on the part of any party hereto in exercising any right, power, privilege, or remedy under this Agreement or any related agreement or instrument shall impair or restrict any such right, power, privilege or remedy or be construed as a waiver therefore. No waiver shall be valid against any party unless made in writing and signed by the party against whom enforcement of such waiver is sought.

(c)       Amendment. No amendment or change in the provisions of this Agreement shall be effective unless made in writing and signed by and on behalf of the parties to this Agreement or their successors and assigns.

(d)       Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter of this Agreement and supersedes all prior agreements entered into before the effective date of this Agreement.

(e)       Notices. The mailing addresses of IMAC and PC for the purposes of any notices to be given under this Agreement are as follows:

If to IMAC:	2725 James Sanders Blvd., Ste. B
Paducah, KY 42001

If to PC:	2725 James Sanders Blvd., Ste. B
Paducah, KY 42001

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(f)       Binding Effect. Subject to the provisions set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors and assigns.

(g)       Arbitration. Any disputes arising under this Agreement shall be resolved by arbitration; provided, however, that arbitration shall not apply to the enforcement of either party’s rights under Sections 4(d) and 11. Any party electing to submit an action to arbitration shall give written notice to the other party of such election. The dispute shall be submitted to arbitration in accordance with the rules of the American Health Lawyers Association (“AHLA”) Dispute Resolution Service. Such arbitration shall be conducted, unless otherwise agreed by the parties, by a panel of three arbitrators, one selected by IMAC and the PC, and the third one selected by the other two arbitrators, in Nashville, Tennessee. The award of the arbitrator may be confirmed or enforced in any court of competent jurisdiction. The prevailing party in any arbitration shall be entitled to recover all costs incurred by such party in connection with such proceedings, including reasonable attorney fees.

(h)       Severability. If any one or more of the provisions of this Agreement is adjudged to any extent invalid, unenforceable, or contrary to law by a court of competent jurisdiction, each and all of the remaining provisions of this Agreement will not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

(i)       Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of law rules.

(j)       Change in Law. If after the effective date of this Agreement, any new law, rule or regulation becomes effective which renders illegal the structure of the relationship between PC and IMAC set forth in this Agreement, or otherwise substantially impairs the economics of the parties hereunder, this Agreement shall not terminate, but the parties hereto agree to exclusively negotiate with each other in good faith for a period of six months following such change of law or circumstance with respect to the subject matter hereof. To the maximum extent possible, any amendment hereto shall preserve the underlying economic and financial arrangements between PC and IMAC.

(k)       Counterpart. This Agreement may be signed and executed in one or more counterparts, each which shall be deemed an original and all of which together shall constitute one agreement.

(l)       Litigation. In the event that a dispute between the parties results in litigation, in addition to any other relief to which it may be entitled, the prevailing party shall be reimbursed for reasonable attorneys’ fees and all other reasonable costs.

(m)       No Rights or Liabilities in Third Parties. This Agreement is not intended to, nor shall it be construed to, create any rights or liabilities in any third parties, including, without limitation, in any of PC’s physicians, employees, contractors, patients or patient representatives.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

PC: IMAC REGENERATION CENTER OF NASHVILLE, P.C.

By:	/s/ David N. Smithson, M.D.
Name:	David N. Smithson, M.D.
Title:	Physician

IMAC: IMAC REGENERATION MANAGEMENT OF NASHVILLE, LLC

By:	/s/ Jeff Ervin
Name:	Jeff Ervin
Title:	CEO

SCHEDULE 11

HIPAA BUSINESS ASSOCIATE ADDENDUM

This HIPAA Business Associate Addendum (“Addendum”) amends and is made part of that certain Management Services Agreement effective as of November 1, 2016 (“Agreement”), by and among IMAC Regeneration Center of Nashville, P.C., (“Entity”), and IMAC Regeneration Management of Nashville, LLC (“Associate”).

Entity and Associate agree that the parties incorporate this Addendum into the Agreement in order to comply with the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Health Information Technology for Economic and Clinical Health Act (“HITECH”) and their implementing regulations set forth at 45 C.F.R. Parts 160 and Part 164 (the “HIPAA Rules”). To the extent Associate is acting as a Business Associate of Entity pursuant to the Agreement, the provisions of this Addendum shall apply, and Associate shall be subject to the penalty provisions of HIPAA as specified in 45 CFR Part 160.

1.       Definitions. Capitalized terms not otherwise defined in this Addendum shall have the meaning set forth in the HIPAA Rules. References to “PHI” mean Protected Health Information maintained, created, received or transmitted by Associate from Entity or on Entity’s behalf.

2.       Uses or Disclosures. Associate will neither use nor disclose PHI except as permitted or required by this Addendum or as Required By Law. To the extent Associate is to carry out an obligation of Entity under the HIPAA Rules, Associate shall comply with the requirements of the HIPAA Rules that apply to Entity in the performance of such obligation. Associate is permitted to use and disclose PHI:

(a)       to perform any and all obligations of Associate as described in the Agreement, provided that such use or disclosure would not violate the HIPAA Rules, if done by Entity directly;

(b)       as otherwise permitted by law, provided that such use or disclosure would not violate the HIPAA Rules, if done by Entity directly and provided that Entity gives its prior written consent;

(c)       to perform Data Aggregation services relating to Entity’s health care operations;

(d)       to report violations of the law to federal or state authorities consistent with 45 CFR § 164.502(j)(1);

(e)       as necessary for Associate’s proper management and administration and to carry out Associate’s legal responsibilities (collectively “Associate’s Operations”), provided that Associate may only disclose PHI for Associate’s Operations if the disclosure is Required By Law or Associate obtains reasonable assurance, evidenced by a written contract, from the recipient that the recipient will: (1) hold such PHI in confidence and use or further disclose it only for the purpose for which it was disclosed or as Required By Law; and (2) notify Associate of any instance of which the recipient becomes aware in which the confidentiality of such PHI was breached;

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(f)       to de-identify PHI in accordance with 45 CFR § 164.514(b), provided that such de-identified information may be used and disclosed only consistent with applicable law.

In the event Entity notifies Associate of an Individual’s restriction request granted pursuant to 45 CFR §164.522 that would restrict a use or disclosure otherwise permitted by this Section, Associate shall comply with the terms of the restriction request.

3.       Safeguards. Associate will use appropriate administrative, technical and physical safeguards to prevent the use or disclosure of PHI other than as permitted by this Addendum. Associate will also comply with the applicable provisions of 45 CFR Part 164, Subpart C of the HIPAA Rules with respect to electronic PHI to prevent any use or disclosure of such information other than as provided by this Addendum.

4.       Subcontractors. In accordance with 45 CFR §§ 164.308(b)(2) and 164.502(e)(1)(ii), Associate will ensure that all of its subcontractors that create, receive, maintain or transmit PHI on behalf of Associate agree by written contract to comply with the same restrictions and conditions that apply to Associate with respect to such PHI.

5.       Minimum Necessary. Associate represents that the PHI requested, used or disclosed by Associate shall be the minimum amount necessary to carry out the purposes of the Agreement. Associate will limit its uses and disclosures of, and requests for, PHI (i) when practical, to the information making up a Limited Data Set; and (ii) in all other cases subject to the requirements of 45 CFR § 164.502(b), to the minimum amount of PHI necessary to accomplish the intended purpose of the use, disclosure or request.

6.       Entity Obligations. Entity shall notify Associate of (i) any limitations in its notice of privacy practices, (ii) any changes in, or revocation of, permission by an individual to use or disclose PHI, and (iii) any confidential communication request or restriction on the use or disclosure of PHI affecting Associate that Entity has agreed to or with which Entity is required to comply, to the extent any of the foregoing affect Associate’s use or disclosure of PHI.

7.       Access and Amendment. In accordance with 45 CFR § 164.524, Associate shall permit Entity or, at Entity’s request, an individual (or the individual’s designee) to inspect and obtain copies of any PHI about the individual that is in Associate’s custody or control and that is maintained in a Designated Record Set. If the requested PHI is maintained electronically, Associate must provide a copy of the PHI in the electronic form and format requested by the individual, if it is readily producible, or, if not, in a readable electronic form and format as agreed to by Entity and the individual. Associate will, upon receipt of notice from Entity, promptly amend or permit Entity access to amend PHI so that Entity may meet its amendment obligations under 45 CFR § 164.526.

8.       Accounting. Except for disclosures excluded from the accounting obligation by the HIPAA Rules and regulations issued pursuant to HITECH, Associate will record for each disclosure that Associate makes of PHI the information necessary for Entity to make an accounting of disclosures pursuant to the HIPAA Rules. In the event the U.S. Department of Health and Human Services (“HHS”) finalizes regulations requiring Covered Entities to provide access reports, Associate shall also record such information with respect to electronic PHI held by Associate as would be required under the regulations for Covered Entities beginning on the effective date of such regulations. Associate will make information required to be recorded pursuant to this Section available to Entity promptly upon Entity’s request for the period requested, but for no longer than required by the HIPAA Rules (except Associate need not have any information for disclosures occurring before the effective date of this Addendum).

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9.       Inspection of Books and Records. Associate will make its internal practices, books, and records, relating to its use and disclosure of PHI, available upon request to HHS to determine compliance with the HIPAA Rules.

10.       Reporting. To the extent Associate becomes aware or discovers any use or disclosure of PHI not permitted by this Addendum, any Security Incident involving electronic PHI or any Breach of Unsecured Protected Health Information, Associate shall promptly report such use, disclosure, Security Incident or Breach to Entity. Associate shall mitigate, to the extent practicable, any harmful effect known to it of a Security Incident, Breach or use or disclosure of PHI by Associate not permitted by this Addendum. Notwithstanding the foregoing, the parties acknowledge and agree that this section constitutes notice by Associate to Entity of the ongoing existence and occurrence of attempted but Unsuccessful Security Incidents (as defined below) for which no additional notice to Entity shall be required. “Unsuccessful Security Incidents” shall include, but not be limited to, pings and other broadcast attacks on Associate’s firewall, port scans, unsuccessful log-on attempts, denials of service and any combination of the above, so long as no such incident results in unauthorized access, use or disclosure of electronic PHI. All reports of Breaches shall be made in compliance with 45 CFR § 164.410.

11.       Term. This Addendum shall be effective as of the effective date of the Agreement and shall remain in effect until termination of the Agreement. Either party may terminate this Addendum and the Agreement effective immediately if it determines that the other party has breached a material provision of this Addendum and failed to cure such breach within thirty (30) days of being notified by the other party of the breach. If the non-breaching party determines that cure is not possible, such party may terminate this Addendum and the Agreement effective immediately upon written notice to other party. Upon termination of this Addendum for any reason, Associate will, if feasible, return to Entity or destroy all PHI maintained by Associate in any form or medium, including all copies of such PHI. Further, Associate shall recover any PHI in the possession of its agents and subcontractors and return to Entity or securely destroy all such PHI. In the event that Associate determines that returning or destroying any PHI is infeasible, Associate may maintain such PHI but shall continue to abide by the terms and conditions of this Addendum with respect to such PHI and shall limit its further use or disclosure of such PHI to those purposes that make return or destruction of the PHI infeasible. Upon termination of this Addendum for any reason, all of Associate’s obligations under this Addendum shall survive termination and remain in effect (a) until Associate has completed the return or destruction of PHI as required by this Section and (b) to the extent Associate retains any PHI pursuant to this Section.

12.       General Provisions. In the event that any final regulation or amendment to final regulations is promulgated by HHS or other government regulatory authority with respect to PHI, the parties shall negotiate in good faith to amend this Addendum to remain in compliance with such regulations. Any ambiguity in this Addendum shall be resolved to permit Entity and Associate to comply with the HIPAA Rules. Nothing in this Addendum shall be construed to create any rights or remedies in any third parties or any agency relationship between the parties. A reference in this Addendum to a section in the HIPAA Rules means the section as in effect or as amended. The terms and conditions of this Addendum override and control any conflicting term or condition of the Agreement and replace and supersede any prior business associate agreements in place between the parties. All non-conflicting terms and conditions of the Agreement remain in full force and effect.

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